Exhibit 99.2


[Logo of Entergy]                                        Entergy
                                                         639 Loyola Avenue
                                                         New Orleans, LA  70113



                                                         News
                                                         Release


      Date:      July 30, 2002

      For        Immediately
      Release:

      Contact:   Yolanda Pollard (News Media)
                 (504) 576-4238
                 ypollar@entergy.com

                 Nancy Morovich (Investor Relations)
                 (504) 576-5506
                 nmorovi@entergy.com


           Entergy Reports Record Second Quarter -
          Operational Earnings Increase 10 Percent

          New Orleans, La. - Entergy Corporation (NYSE:ETR) today

     announced second quarter 2002 consolidated operational

     earnings per share that were 10 percent higher than in the same period of last year and set a new company record for

     second quarter operational earnings per share. The 2002

     increase was driven by improved results in Entergy's utility business and its non-utility nuclear business.

          On an operational basis, Entergy's earnings were $267.1

     million, or $1.17 per share, in second quarter 2002, compared with $238.9 million, or $1.06 per share, in the year-earlier period. On an as reported basis, Entergy recorded income of

     $241.7 million, or $1.06 per share, a per share amount equal to earnings for the same period in 2001. Second quarter 2002 reported results reflected a special charge associated with the restructuring of Entergy's wholesale power development business, which was announced earlier this year.

          "Operating results reflect the positive impact of some

     strengthening in the economy in the utility's service

     territory and continued strong performance in Entergy

     Nuclear" said J. Wayne Leonard, Entergy's chief executive

     officer. "We're delivering on the commitments we have made to our stakeholders, and we have not allowed the disruptive

     activities in the sector to distract us. Four years ago we said we were going to deliver superior financial results by focusing on our core competencies, providing outstanding

     customer service, and maintaining sound financial integrity.

     We've met, and in most instances exceeded, these goals and we're committed to pursuing excellence with the highest level of ethics and integrity in our business practices and safety in our operations."

          A few key highlights of the second quarter include:

          - A refueling outage at Arkansas Nuclear One Unit 2 was

            completed in 21 days 18 hours, a world record for this unit design.

          - In May, the Edison Electric Institute presented Entergy with the industry's most prestigious honor, the Edison Award, for business leadership and operational excellence in its Northeast nuclear fleet. In June, the National Fuel Funds Network presented the 2002 Sister Pat Kelley Achievement Award to CEO Wayne Leonard

            in recognition of his achievement on behalf of low-income

            families. The Kelley Award is the National Fuel Funds Network's

            highest accolade.



                     Utility Operations


          In the second quarter of 2002, as reported and

     operational utility earnings were $194.9 million, or 85 cents per share, compared with $168.5 million, or 74 cents per

     share, for the same period in 2001. There were no special

     items recorded at the utility in either quarter. The increase in earnings quarter to quarter resulted primarily from higher revenues due to increased electric sales volume, which

     reflected both modest customer growth and higher usage levels as a result of improved economic conditions. Operation and maintenance expenses were significantly higher during second quarter 2002 due primarily to previously deferred ice storm costs being expensed as a result of a settlement reached with the Arkansas Public Service Commission. After excluding the ice storm settlement costs, operation and maintenance

     expenses were modestly higher in 2002 compared to 2001 due primarily to spending in fossil and nuclear generation.

          Higher electric usage in second quarter 2002 increased

     residential sales by 7 percent, compared to second quarter

     2001. Commercial and governmental sales were up 3%,

     reflecting increased usage across all commercial customer

     classes, while industrial sales experienced a 4 percent

     reduction quarter over quarter. The reduction in industrial sales was due exclusively to the impact of contractual

     modifications which reclassified certain industrial customers from retail to wholesale. After removing the impact of the reclassification, industrial sales reflected an increase of

     1.5%, and total retail sales reflected an increase of 3.6%.

            Competitive Non-Regulated Businesses

          Operational earnings per share from Entergy's

     competitive businesses increased by 17 percent, from 29 cents per share, or $63.3 million, in second quarter 2001, to 34 cents per share, or $77.2 million, in second quarter 2002,

     reflecting the continued strong performance in non-utility nuclear operations.

           As reported earnings for the competitive businesses

     were $51.8 million, or 23 cents per share, in second quarter

     2002, compared to $63.3 million, or 29 cents per share, in the same period of 2001. Second quarter 2002 results include a special charge totaling a negative 11 cents per share for restructuring costs in connection with the wholesale power development business.

          Entergy Nuclear earned $53.5 million, or 24 cents per

     share, in second quarter 2002, compared to $33.1 million, or

     15 cents per share, in second quarter 2001. The increase was due primarily to the contribution in 2002 of Indian Point 2,

     which was acquired in September 2001, as well as higher

     overall output levels due to the absence of refueling outages in 2002.

          Energy Commodity Services, which includes the combined

     reporting of Entergy-Koch L.P. and Entergy's wholesale power development business, recorded a loss of $1.7 million, or 1 cent per share, in second quarter 2002 compared to earnings of $30.2 million, or 14 cents per share, in the same period last year. Operational earnings were also lower in second

     quarter 2002 compared to the same period in 2001: $23.7

     million, or 10 cents per share, compared to $30.2 million, or

     14 cents per share, due primarily to lower income from the trading business.

          Entergy-Koch Trading contributed lower operational

     earnings primarily due to lower electricity volatility and lower profitability on gas trading, compared to second

     quarter 2001. The Gulf South pipeline realized higher

     earnings in second quarter 2002 through slightly higher

     volumes of gas transported and higher gas storage revenues as movements in gas prices increased storage activities. Entergy

     Wholesale Operations recorded a special item of negative 11 cents per share in second quarter 2002 reflecting

     restructuring costs for this business.


                       Parent & Other

          Parent  & Other reported a loss per share of 2 cents  in

     second  quarter 2002, compared with earnings of 3  cents  per share in second quarter 2001. The loss in second quarter 2002 was  due  primarily to lower interest income earned  in  2002 resulting  from  lower  yields on invested  cash  and  higher corporate expenses in the current quarter.



                           Outlook

          "Through  second  quarter 2002 we continued  to  achieve

     strong  results despite nearly daily negative revelations  in our  sector," said C. John Wilder, Entergy's chief  financial

     officer.   "Our   success  is  based  on  a   well-developed,

     integrated   strategy  supported  by  a  solid,   disciplined

     financial  plan.  Our  return and  credit  metrics  and  cash position  all  continue  to  be very  sound  and  our  growth prospects  look promising. The first half of  2002  has  been very  positive  and  we  are  pleased  to  confirm  our  2002 operational earnings per share guidance at the $3.40 to $3.60 range."

          Entergy Corporation, with annual revenues of nearly $10

     billion, is a major global energy company engaged in power production, distribution operations, and related diversified services, with more than 14,000 employees. Entergy owns,

     manages, or invests in power plants generating more than

     30,000 megawatts of electricity domestically and

     internationally, and delivers electricity to about 2.6

     million customers in portions of Arkansas, Louisiana,

     Mississippi, and Texas. Through Entergy-Koch, L.P., it is

     also a leading provider of wholesale energy marketing and

     trading services.



                               -30-

            Entergy's online address is www.entergy.com



     The following constitutes a "Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: Investors are cautioned that forward-looking statements contained herein with respect to the revenues, earnings, performance, strategies, prospects and other aspects of the business of Entergy Corporation, Entergy Arkansas, Inc., Entergy Gulf States, Inc., Entergy Louisiana, Inc., Entergy Mississippi, Inc., Entergy New Orleans, Inc., and System Energy Resources, Inc. and their affiliated companies may involve risks and uncertainties. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, risks and uncertainties relating to: the effects of weather, the performance of generating units and transmission systems, the possession of nuclear materials, fuel and purchased power prices and availability, the effects of regulatory decisions and changes in law, litigation, capital spending requirements, and the availability of capital, the onset of competition, the ability to recover net regulatory assets and other potential stranded costs, the effects of the California electricity market on the utility industry nationally, advances in technology, changes in accounting standards, corporate restructuring and changes in capital structure, the success of new business ventures, changes in the markets for electricity and other energy-related commodities, including the use of financial and derivative instruments and volatility of changes in market prices, changes in the number of participants and the risk profile of such participants in the energy marketing and trading business, changes in interest rates and in financial and foreign currency markets generally, the economic climate and growth in Entergy's service territories, changes in corporate strategies, and other factors.

                        ENTERGY CORPORATION
                       Earnings at a glance



Second Quarter                               2002           2001          %

Operating Revenues                       $2,096.58       $2,506.28     (16.3)
As Reported Earnings                     $  241.65       $  238.91       1.1
As Reported Earnings per diluted share*  $    1.06       $    1.06       -
Operational Earnings per diluted share   $    1.17       $    1.06      10.0

*Includes Special Items (EPS):
        EWO asset impairments            $   (0.04)            -
        EWO turbine commitments               0.10             -
        EWO  restructuring                   (0.17)            -
                                         ---------         -----
  Total                                    ($ 0.11)            -
                                         =========         =====

Year to Date                                2002          2001           %

Operating Revenues                      $3,957.42      $5,158.71      (23.3)
As Reported Earnings                    $  162.73      $  393.06      (58.6)
As Reported Earnings per diluted share* $    0.72      $    1.75      (58.9)
Operational Earnings per diluted share  $    1.98      $    1.81        9.4

*Includes Special Items (EPS):
        EWO asset impairments           $   (0.48)          -
        EWO turbine commitments             (0.52)          -
        EWO development costs               (0.09)          -
        EWO  restructuring                  (0.17)          -
        Merger expenses                       -          $ (0.06)
                                        ---------        -------
  Total                                 ($   1.26)       $ (0.06)
                                        =========        =======

     Note - dollars in millions except per share amounts, which are actual.


                       Entergy Corporation
                  Consolidated Income Statement
                    Three Months Ended June 30
                          (in thousands)
                                                                      2002             2001           %
                                                                                                 Inc/(Dec)
                                                                             (unaudited)
Operating Revenues:
     Domestic electric                                                $1,686,758      $1,990,838    (15.3)
     Natural gas                                                          24,982          30,548    (18.2)
     Competitive businesses                                              384,841         484,889    (20.6)
                                                                      ----------      ----------
                      Total                                            2,096,581       2,506,275    (16.3)
                                                                      ----------      ----------
Operating Expenses:
     Operation and maintenance:
         Fuel, fuel-related expenses,
           and gas purchased for resale                                  471,413       1,025,619    (54.0)
         Purchased power                                                 233,518         245,895     (5.0)
         Nuclear refueling outage expenses                                24,687          23,077      7.0
         Provision for turbine commitments, asset impairments,
            and restructuring charges                                     18,169               -        -
         Other operation and maintenance                                 727,017         436,110     66.7
     Decommissioning                                                       8,198           8,903     (7.9)
     Taxes other than income taxes                                        82,194          89,662     (8.3)
     Depreciation and amortization                                       205,876         183,372     12.3
     Other regulatory charges (credits) - net                           (170,645)         13,088 (1,403.8)
                                                                      ----------      ----------
                      Total                                            1,600,427       2,025,726    (21.0)
                                                                      ----------      ----------

Operating Income                                                         496,154         480,549      3.3
                                                                      ----------      ----------

Other Income (Deductions):
     Allowance for equity funds used during construction                   8,323           6,644     25.3
     Gain (loss) on sales of assets - net                                  1,009             760     32.8
     Interest and dividend income                                         27,710          33,595    (17.5)
     Equity in earnings of unconsolidated equity affiliates               17,740          70,780    (74.9)
     Miscellaneous - net                                                    (109)            432   (125.2)
                                                                      ----------      ----------
                      Total                                               54,673         112,211    (51.3)
                                                                      ----------      ----------
Interest and Other Charges:
     Interest on long-term debt                                          121,393         130,732     (7.1)
     Other interest - net                                                 34,897          51,386    (32.1)
     Dividends on preferred securities of subsidiaries                     4,709           4,709        -
     Allowance for borrowed funds used during construction                (6,291)         (5,492)    14.5
                                                                      ----------      ----------
                      Total                                              154,708         181,335    (14.7)
                                                                      ----------      ----------

Income Before Income Taxes                                               396,119         411,425     (3.7)
Income Taxes                                                             148,534         165,842    (10.4)
                                                                      ----------      ----------
Consolidated Net Income                                                  247,585         245,583      0.8
Preferred dividend requirements of subsidiaries and other                  5,932           6,677    (11.2)
                                                                      ----------      ----------
Earnings Applicable to Common Stock                                     $241,653        $238,906      1.2
                                                                      ==========      ==========
Earnings Per Average Common Share:
     Basic                                                                 $1.08           $1.08        -
     Diluted                                                               $1.06           $1.06        -
Average Number of Common Shares Outstanding:
     Basic                                                           224,330,654     221,113,598
     Diluted                                                         228,847,752     225,706,421


                       Entergy Corporation
                  Consolidated Income Statement
                     Six Months Ended June 30
                          (in thousands)
                                                                    2002            2001           %
                                                                                              Inc/(Dec)
                                                                           (unaudited)
Operating Revenues:
     Domestic electric                                             $3,087,767      $3,863,383     (20.1)
     Natural gas                                                       71,360         140,931     (49.4)
     Competitive businesses                                           798,288       1,154,392     (30.9)
                                                                   ----------      ----------
                      Total                                         3,957,415       5,158,706     (23.3)
                                                                   ----------      ----------
Operating Expenses:
     Operation and maintenance:
         Fuel, fuel-related expenses,
           and gas purchased for resale                               940,274       2,151,481     (56.3)
         Purchased power                                              403,004         609,774     (33.9)
         Nuclear refueling outage expenses                             49,874          40,283      23.8
         Provision for turbine commitments, asset impairments,
            and restructuring charges                                 419,542               -         -
         Other operation and maintenance                            1,251,369         906,569      38.0
     Decommissioning                                                   16,391          17,804      (7.9)
     Taxes other than income taxes                                    184,565         192,125      (3.9)
     Depreciation and amortization                                    410,999         386,448       6.4
     Other regulatory charges (credits) - net                        (169,082)         12,699  (1,431.5)
                                                                   ----------      ----------
                      Total                                         3,506,936       4,317,183     (18.8)
                                                                   ----------      ----------

Operating Income                                                      450,479         841,523     (46.5)
                                                                   ----------      ----------

Other Income (Deductions):
     Allowance for equity funds used during construction               15,004          11,587      29.5
     Gain (loss) on sales of assets - net                               1,674           1,344      24.6
     Interest and dividend income                                      51,237          81,071     (36.8)
     Equity in earnings of unconsolidated equity affiliates            92,804          95,543      (2.9)
     Miscellaneous - net                                              (11,182)          8,649    (229.3)
                                                                   ----------      ----------
                      Total                                           149,537         198,194     (24.6)
                                                                   ----------      ----------
Interest and Other Charges:
     Interest on long-term debt                                       244,919         259,703      (5.7)
     Other interest - net                                              60,371          99,300     (39.2)
     Dividends on preferred securities of subsidiaries                  9,419           9,419         -
     Allowance for borrowed funds used during construction            (11,930)         (9,431)     26.5
                                                                   ----------      ----------
                      Total                                           302,779         358,991     (15.7)
                                                                   ----------      ----------

Income Before Income Taxes                                            297,237         680,726     (56.3)
Income Taxes                                                          122,636         274,272     (55.3)
                                                                   ----------      ----------
Consolidated Net Income                                               174,601         406,454     (57.0)
Preferred dividend requirements of subsidiaries and other              11,872          13,393     (11.4)
                                                                   ----------      ----------
Earnings Applicable to Common Stock                                  $162,729        $393,061     (58.6)
                                                                   ==========      ==========
Earnings Per Average Common Share:
     Basic                                                              $0.73           $1.78     (59.0)
     Diluted                                                            $0.72           $1.75     (58.9)
Average Number of Common Shares Outstanding:
     Basic                                                        223,143,647     220,518,674
     Diluted                                                      227,588,889     224,749,374


                        Entergy Corporation
                   Consolidated Income Statement
                    Twelve Months Ended June 30
                          (in thousands)
                                                                       2002            2001          %
                                                                                                 Inc/(Dec)
                                                                             (unaudited)
Operating Revenues:
     Domestic electric                                                $6,469,210      $8,065,500   (19.8)
     Natural gas                                                         116,330         232,511   (50.0)
     Competitive businesses                                            1,832,919       2,926,732   (37.4)
                                                                      ----------      ----------
                      Total                                            8,418,459      11,224,743   (25.0)
                                                                      ----------      ----------
Operating Expenses:
     Operation and maintenance:
         Fuel, fuel-related expenses,
           and gas purchased for resale                                2,470,471       3,835,126   (35.6)
         Purchased power                                                 814,661       2,400,591   (66.1)
         Nuclear refueling outage expenses                                98,735          75,609    30.6
       Provision for turbine commitments, asset impairments,
            and restructuring charges                                    419,542               -       -
         Other operation and maintenance                               2,496,542       2,022,748    23.4
     Decommissioning                                                       1,776          40,182   (95.6)
     Taxes other than income taxes                                       392,290         399,310    (1.8)
     Depreciation and amortization                                       745,583         775,549    (3.9)
     Other regulatory charges (credits) - net                           (202,291)         51,998  (489.0)
                                                                      ----------      ----------
                      Total                                            7,237,309       9,601,113   (24.6)
                                                                      ----------      ----------

Operating Income                                                       1,181,150       1,623,630   (27.3)
                                                                      ----------      ----------

Other Income (Deductions):
     Allowance for equity funds used during construction                  29,628          27,873     6.3
     Gain (loss) on sales of assets - net                                  6,705           2,636   154.4
     Interest and dividend income                                        129,970         166,415   (21.9)
     Equity in earnings of unconsolidated equity affiliates              172,545          95,545    80.6
     Miscellaneous - net                                                 (37,003)         10,800  (442.6)
                                                                      ----------      ----------
                      Total                                              301,845         303,269    (0.5)
                                                                      ----------      ----------
Interest and Other Charges:
     Interest on long-term debt                                          530,136         504,654     5.0
     Other interest - net                                                158,710         141,283    12.3
     Dividends on preferred securities of subsidiaries                    18,838          18,838       -
     Allowance for borrowed funds used during construction               (23,918)        (21,567)   10.9
                                                                      ----------      ----------
                      Total                                              683,766         643,208     6.3
                                                                      ----------      ----------

Income Before Income Taxes                                               799,229       1,283,691   (37.7)
Income Taxes                                                             304,056         520,505   (41.6)
                                                                      ----------      ----------
Income Before Cumulative Effect of an Accounting Change                  495,173         763,186   (35.1)
Cumulative Effect of an Accounting Change (net of income taxes)           23,482               -       -
                                                                      ----------      ----------
Consolidated Net Income                                                  518,655         763,186   (32.0)
Preferred dividend requirements of subsidiaries and other                 22,791          26,883   (15.2)
                                                                      ----------      ----------
Earnings Applicable to Common Stock                                     $495,864        $736,303   (32.7)
                                                                      ==========      ==========
Earnings Per Average Common Share:
     Basic                                                                 $2.23           $3.34   (33.2)
     Diluted                                                               $2.19           $3.28   (33.2)
Average Number of Common Shares Outstanding:
     Basic                                                           222,245,970     220,696,148
     Diluted                                                         226,080,808     224,508,672


                             Entergy Corporation
               U.S. Utility Electric Energy Sales & Customers

                           Three Months Ended June

                                        2002            2001          %
                                           (Millions of kwh)
Electric Energy Sales:
Residential                                7,202          6,733      7.0
Commercial                                 6,112          5,908      3.5
Governmental                                 654            630      3.8
Industrial                                10,294         10,710     (3.9)
                                         -------        -------
    Total to Ultimate Customers           24,262         23,981      1.2
Wholesale                                  2,444          2,182     12.0
                                         -------        -------
    Total Sales                           26,706         26,163      2.1
                                         =======        =======

                          Six Months Ended June

                                        2002            2001          %
                                             (Millions of kwh)
Electric Energy Sales:
Residential                               14,476         14,269      1.5
Commercial                                11,710         11,482      2.0
Governmental                               1,271          1,245      2.1
Industrial                                19,884         21,022     (5.4)
                                         -------        -------
    Total to Ultimate Customers           47,341         48,018     (1.4)
Wholesale                                  4,658          4,631      0.6
                                         -------        -------
    Total Sales                           51,999         52,649     (1.2)
                                         =======        =======

                          Twelve Months Ended June

                                        2002            2001          %
                                           (Millions of kwh)
Electric Energy Sales:
Residential                               31,287         32,898     (4.9)
Commercial                                24,926         24,980     (0.2)
Governmental                               2,620          2,627     (0.3)
Industrial                                40,439         43,339     (6.7)
                                         -------        -------
    Total to Ultimate Customers           99,272        103,844     (4.4)
Wholesale                                  8,923          9,835     (9.3)
                                         -------        -------
    Total Sales                          108,195        113,679     (4.8)
                                         =======        =======

                                       June

                                        2002            2001          %
Electric Customers  (Year to date average):
Residential                            2,233,198      2,215,321      0.8
Commercial                               300,763        294,675      2.1
Governmental                              14,912         14,614      2.0
Industrial                                39,455         39,538     (0.2)
                                       ---------      ---------
    Total to Ultimate Customers        2,588,328      2,564,148      0.9
Wholesale                                     38             39     (2.6)
                                       ---------      ---------
    Total Customers                    2,588,366      2,564,187      0.9
                                       =========      =========